Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-260586, No. 333-261002 and No. 333-267139 on Form S-8 of 1895 Bancorp of Wisconsin, Inc. of our report dated March 29, 2024, relating to the consolidated financial statements of 1895 Bancorp of Wisconsin, Inc., which appear in this Annual Report on Form 10-K of 1895 Bancorp of Wisconsin, Inc., for the year ended December 31, 2023.

/s/ Wipfli LLP

Wipfli LLP

Atlanta, Georgia

March 29, 2024